Exhibit 99.4

Filed by Breeze Holdings Acquisition Corp.
pursuant to Rule 425 under the Securities Act of 1933,
as amended and deemed filed pursuant to
Rule 14a-12 under the Securities Exchange Act of
1934, as amended
Subject Company: Breeze Holdings Acquisition Corp.
(Commission File No. 001- 39718)
Date: January 27, 2022

D-Orbit to Become Publicly Listed Company

Combination with Breeze Holdings Acquisition Corp. Provides Resources to Accelerate D-Orbit's Growth in the Space Economy

A Leader in Space Logistics

D-Orbit is a first mover in providing in-space satellite transportation for commercial and institutional customers and in demonstrating satellite-as-a-service capabilities in space

Unrivaled Products to Drive the New Space Economy

ION SATELLITE CARRIER (ION)

ION is a flexible, cost-effective in-orbit satellite delivery solution, which:

- Positions satellites in-orbit faster
- Deploys satellite constellations in multiple orbits with a single mission
- Enables customers to ride on the first available launcher
- Reduces the need for spare satellites
- Lowers manufacturing costs
- Enables customers to optimize satellite constellations

Following initial deployment, each ION joins a fleet of multi-purpose ION spacecraft to enable high-margin secondary missions

ADVANCED SERVICES AND SPACE CLOUD INFRASTRUCTURE

D-Orbit is developing additional capabilities, including those designed to support the emerging market for cloud edge computing

With its existing technology, the scalability of the ION platform and advanced robotics, D-Orbit is also positioned to capture future opportunities in the expected next phase of the space economy, In-Orbit Servicing

Proven Record of Successful Missions

4 ION Satellite Carrier missions launched over the last 15 months

2 Additional missions scheduled to launch by June 2022

More Planned in H2 2022

Large Market Opportunity

Market expected to grow to **$1.4T** by 2030

65,000+ Satellites in orbit over the next decade

Diverse Customer Base

- **>40** paying customers, including new space, traditional space and institutional companies
- **Positive customer experience** driving repeat business, which makes up a significant portion of backlog
- Customers report **highly positive experience** with first ION mission, and rigorous launch project management is driving new business

Strong Backlog and Pipeline

$21.5M (€19M) Substantial mission backlog

$167M (€147M) Of contracts in negotiation

$1.2B (€1.1B) Pipeline

Fueling Our Mission to Expand in Space and Enable the New Space Economy

World-Class Partners

Experienced leaders with industry expertise to help D-Orbit execute strategic objectives, scale its business to new heights and create value for customers and shareholders

BREEZE HOLDINGS

- Energy background, focused on safety, efficiency, operational execution and strong infrastructure
- Aligns with D-Orbit's focus on building the infrastructure to drive the space economy
- In connection with the partnership between Breeze and The Bolden Group, Ché Bolden and Renee Wynn, former NASA CIO, are anticipated to be on Holdco's Board of Directors

THE CHARLES F. BOLDEN GROUP

- Founded in 2017 by Charles F. Bolden Jr., retired astronaut, Marine Corps Major General and the 12th Administrator of NASA
- Brings significant experience and expertise
- History of partnering with high quality companies across space/aerospace and national security industries

Transaction Overview

Holdco

D-ORBIT — BREEZE HOLDINGS ACQUISITION CORP.

- Under the terms of the business combination agreement, a newly formed joint stock company governed by the laws of Luxembourg (Holdco), will become the parent company of both D-Orbit and Breeze Holdings
- Holdco will issue ordinary shares to the shareholders of D-Orbit and Breeze Holdings in connection with the business combination

~$185M (€163M)* IN CASH AT CLOSING, INCLUDING:

~$117M (€103M)	of Cash Held in Breeze's Trust (Assuming No Redemptions)
$59M (€52M)	Convertible Bond (Which Will Convert to D-Orbit Shares)
$29M (€25M)	in Four-Year Unsecured Convertible Debentures
$5.5M (€4.8M)	in PIPE at $10.00 Per Share

D-Orbit will have the ability to obtain additional capital following closing pursuant to its call of certain callable warrants at a discount to the then current market prices, provided that certain conditions are met. At an assumed market price of $10.00 per Ordinary Share, the amount available upon call of those warrants would be $114,000,000

*Net transaction costs of $25M

Transaction Snapshot

Fino Mornasco, Como, Italy	**~$1.28B (€1.13B)**	**Q2 / Q3 2022**	**DOBT**
Headquarters	Enterprise value post-money	Expected close	Expected Nasdaq ticker